Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of Christopher & Banks Corporation, which appears in Christopher & Banks Corporation’s Annual Report on Form 10-K for the year ended March 1, 2008, as amended.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 22, 2008